Exhibit 99.1

Contact:	Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies Reports Third Quarter Results

PORTSMOUTH, N.H. – May 1, 2006 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of payments and invoice automation software and services, today reported financial results for the third quarter and nine months ended March 31, 2006.

Revenues for the third quarter were $24.9 million compared with $24.5 million in the third quarter of last year. Net loss for the third quarter was $2.2 million, or a net loss per share of $0.09, compared with net income of $1.8 million, or net income per share of $0.09 in the third quarter of last year. The fiscal 2006 third quarter net loss includes the expense impact associated with stock-based compensation as a result of accounting rules that Bottomline adopted on July 1, 2005.

During the third quarter of fiscal 2006, the company incurred acquisition-related amortization of intangible assets of approximately $1.4 million, acquisition-related technology write-offs of $189,000 and stock compensation expense of $1.9 million. Excluding these acquisition-related and stock compensation items, non-GAAP net income for the third quarter was $1.3 million, or non-GAAP net income per share of $0.05.

“We have committed to a strategy of transitioning the majority of our business to a revenue model focused on subscription- and transaction-based product offerings, and that has impacted the quarter’s revenues. At the same time, we are making an increased investment in our banking platform,” said Joe Mullen, CEO of Bottomline Technologies. “We are confident that up-front investments in product and delays in revenue recognition from subscription offerings are the right steps for the business and will, in the long-term, drive higher revenues, profits and shareholder value.”

Revenues for the nine months ended March 31, 2006 were $75.7 million compared with $70.2 million in the same period last year. Net loss for the nine months ended March 31, 2006 was $1.0 million, or a net loss per share of $0.04, compared with net income of $3.7 million, or net income per share of $0.19, in the same period last year. Net loss for the nine months ended March 31, 2006 includes the expense impact associated with stock-based compensation as a result of accounting rules that Bottomline adopted on July 1, 2005.

During the nine months ended March 31, 2006, the company incurred acquisition-related amortization of intangible assets of approximately $3.0 million, acquisition-related technology write-offs of $189,000 and stock compensation expense of $5.3 million. Excluding these items, non-GAAP net income for the nine months ended March 31, 2006 was $7.5 million, or non-GAAP net income per share of $0.33, compared with non-GAAP net income of $6.0 million, or non-GAAP net income per share of $0.32, in the same period of last year.

Bottomline has presented supplemental non-GAAP financial measures as part of this earnings release. The non-GAAP financial measures exclude certain items, specifically amortization of intangible assets, acquisition-related technology write-offs and stock compensation expense. The presentation of this information should not be considered in isolation to, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because it allows for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP measures internally to assess the ongoing performance of the company. Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three and nine month periods ending March 31 is as follows:

	Three Months Ended March 31, (in thousands)		Nine Months Ended March 31, (in thousands)
	2006	2005	2006	2005
GAAP Net Income (loss)	$(2,172)	$1,765	$(957)	$3,684
Amortization of Intangible Assets	1,357	707	3,018	2,349
Acquisition-related Technology Write-offs	189	—	189	—
Stock Compensation Expense	1,881	—	5,282	14

Non-GAAP Net Income	$1,255	$2,472	$7,532	$6,047

Customer Highlights:

•	Further extended market leadership within insurance and energy sectors, signing multi-year contracts for Legal eXchange®, Bottomline’s Web-based legal spend management solution, with Shelter Insurance, Commerce Insurance and Williams Information Technology, Inc.

•	Signed contracts for expanded deployments of Bottomline’s leading payments platforms with existing global customers, including British Petroleum, MetLife, Prudential and the United Nations.

•	Increased customer base with new orders for Bottomline’s financial process automation solutions from Archer Daniels Midland, Bob’s Discount Furniture, Crocs, Employers Compensation Insurance, Federal Signal Corporation, and New York City Employees Retirement System.

Company and Product Highlights:

•	Expanded strategic relationship with HSBC, enabling the bank to integrate Bottomline’s invoice automation services into a new HSBC-branded solution designed to streamline the accounts payable function of more than 1,100 of its Corporate Investment Banking & Markets customers in the UK.

•	Awarded top ranking in Global Finance magazine’s Best Treasury and Cash Management Banks and Providers 2006. For the second consecutive year, Bottomline received top honors in the Best Accounts Payable Services category.

•	Announced the receipt of a patent for Bottomline’s payables automation technology. Also announced the acquisition of a patent addressing the process of online budgeting and evaluation of legal invoices.

About Bottomline Technologies

Bottomline Technologies (NASDAQ: EPAY) provides payments and invoice automation software and services to organizations seeking more secure and efficient financial processes. The company remains at the forefront of delivering innovative solutions that complement and extend the value of existing financial processes, business relationships and back-office systems. These solutions have enabled industry-leading corporations, banks and financial institutions to automate, manage and control processes involving payments and collections, invoice approval, cash flow, risk mitigation, reporting and document archive. For more information, please visit www.bottomline.com.

Bottomline Technologies, Legal eXchange and the BT logo are trademarks of Bottomline Technologies, Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions and other risks described in our most recent quarterly report on Form 10-Q. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2006	2005
Revenues:
Software licenses	$2,543	$4,629
Service and maintenance	18,750	15,540
Equipment and supplies	3,599	4,319

Total revenues	24,892	24,488

Cost of revenues:
Software licenses	371	492
Service and maintenance (1)	8,597	6,931
Equipment and supplies	2,930	3,265

Total cost of revenues	11,898	10,688

Gross profit	12,994	13,800

Operating expenses:
Sales and marketing (1)	6,090	6,012
Product development and engineering (1)	3,639	2,298
General and administrative (1)	4,655	3,042
Amortization of intangible assets	1,357	707

Total operating expenses	15,741	12,059

Income (loss) from operations	(2,747)	1,741

Other income, net	780	108

Income (loss) before provision for income taxes	(1,967)	1,849
Provision for income taxes	205	84

Net income (loss)	$(2,172)	$1,765

Net income (loss) per share:
Basic	$(0.09)	$0.10
Diluted	$(0.09)	$0.09

Shares used in computing net income (loss) per share:
Basic	23,083	18,180
Diluted	23,083	19,464

Non-GAAP (excludes acquisition-related amortization, acquisition-related technology write-offs and stock compensation expense):(2)
Net income	$1,255	$2,472

Diluted net income per share (3)	$0.05	$0.13

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$122	$—
Sales and marketing	693	—
Product development and engineering	215	—
General and administrative	851	—

	$1,881	$—

(2)      Non-GAAP presentation excludes charges for amortization of intangible assets of $1,357 and $707, acquisition-related technology write-offs of $189 and $0 and stock compensation expense of $1,881 and $0, for the three months ended March 31, 2006 and 2005, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 23,246 and 19,464 for the three months ended March 31, 2006 and 2005, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2006	2005
Revenues:
Software licenses	$9,414	$13,649
Service and maintenance	54,883	44,724
Equipment and supplies	11,391	11,813

Total revenues	75,688	70,186

Cost of revenues:
Software licenses	1,072	1,868
Service and maintenance (1)	23,927	19,028
Equipment and supplies	9,105	8,970

Total cost of revenues	34,104	29,866

Gross profit	41,584	40,320

Operating expenses:
Sales and marketing (1)	18,629	17,806
Product development and engineering (1)	8,956	7,184
General and administrative (1)	13,364	9,349
Amortization of intangible assets	3,018	2,349

Total operating expenses	43,967	36,688

Income (loss) from operations	(2,383)	3,632

Other income, net	2,285	401

Income (loss) before provision for income taxes	(98)	4,033
Provision for income taxes	859	349

Net income (loss)	$(957)	$3,684

Net income (loss) per share:
Basic	$(0.04)	$0.21
Diluted	$(0.04)	$0.19

Shares used in computing net income (loss) per share:
Basic	22,643	17,878
Diluted	22,643	18,911

Non-GAAP (excludes acquisition-related amortization, acquisition-related technology write-offs and stock compensation expense):(2)
Net income	$7,532	$6,047

Diluted net income per share (3)	$0.33	$0.32

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$368	$—
Sales and marketing	1,854	—
Product development and engineering	653	14
General and administrative	2,407	—

	$5,282	$14

(2)      Non-GAAP presentation excludes charges for amortization of intangible assets of $3,018 and $2,349, acquisition-related technology write-offs of $189 and $0 and stock compensation expense of $5,282 and $14, for the nine months ended March 31, 2006 and 2005, respectively.

(3) Shares used in computing non-GAAP diluted net income per share were 23,159 and 18,911 for the nine months ended March 31, 2006 and 2005, respectively.

Bottomline Technologies

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	March 31, 2006	June 30, 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$77,250	$35,916
Accounts receivable	21,979	22,956
Other current assets	5,004	4,893

Total current assets	104,233	63,765

Property and equipment	6,787	6,940
Intangible assets	60,835	38,695
Other assets	762	1,041

Total assets	$172,617	$110,441

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,152	$6,094
Accrued expenses	8,328	9,381
Deferred revenue and deposits	19,202	20,738

Total current liabilities	35,682	36,213

Deferred revenue and deposits, non current	1,543	1,435
Deferred income taxes	2,587	—

Total liabilities	39,812	37,648

Stockholders’ equity
Common stock	23	19
Additional paid-in-capital	244,222	182,534
Accumulated other comprehensive income	1,164	2,350
Treasury stock	(686)	(1,149)
Retained deficit	(111,918)	(110,961)

Total stockholders’ equity	132,805	72,793

Total liabilities and stockholders’ equity	$172,617	$110,441